January 8, 2004


Ms. Patricia Goings
Office of Thrift Supervision
1700 G. Street, 3rd Floor
Washington, DC 20552

RE: Clifton Savings Bancorp, Inc.
---------------------------------

Dear Ms. Goings:

This letter is in response to our conversation today regarding Clifton Savings Bancorp, Inc. You asked us to review two of our valuation adjustments: earnings and liquidity. FinPro also considered the aftermarket performance of Cheviot. This report addresses your concerns and updates the market data through December 29, 2003.

REVIEW OF ADJUSTMENT FACTORS
----------------------------

In the November 28, 2003 appraisal, FinPro did not make an adjustment for the earnings quality, predictability and growth relative to the Comparable Group based on the similarity of ROAA and ROAE ratios and the offsetting components of the income compositions. In reviewing the adjustment factor relative to the Comparable's updated financial results, FinPro believes that a slight upward adjustment is now warranted. This factor is supported by the Bank's ability to leverage the newly raised capital to generate additional earnings.

FinPro made a slight upward adjustment for the liquidity of the issue in the November 28, 2003 appraisal. This slight upward adjustment was made based upon the Bank's higher expected level of market capitalization. FinPro reviewed the adjustment factor and can justify a moderate upward adjustment relative to the Comparable Group for this measure.

UPDATED MARKET MULTIPLES
------------------------

Since November 28, 2003, there was modest upward movement in the price of the Comparable Group. The following table summarizes the change in the Comparable Group's market multiples.




--------------------------------------------------------------------------------
                                  Confidential

Clifton Savings Bancorp
--------------------------------------------------------------------------------

                                                  12/29/2003   12/29/2003  11/28/2003
                                                    Market       Stock        Stock      Dollar    Percentage
                                                     Value       Price        Price      Change      Change
Ticker                 Short Name                    ($M)         ($)          ($)         ($)         (%)
---------------------------------------------------------------------------------------------------------------
       COMPARABLE GROUP
BCSB   BCSB Bankcorp, Inc. (MHC)                    108.56        18.48       17.85        0.63       3.53%
ALLB   Greater Delaware Valley Savings Bank (MHC)    96.36        28.00       30.00       (2.00)     -6.67%
GCBC   Greene County Bancorp Inc. (MHC)              68.30        33.44       33.06        0.38       1.15%
ONFC   Oneida Financial Corp. (MHC)                 112.36        22.75       24.44       (1.69)     -6.91%
PRTR   Partners Trust Financial Group, Inc. (MHC)   478.94        33.75       28.72        5.03      17.51%
PBHC   Pathfinder Bancorp, Inc. (MHC)                44.91        18.46       17.90        0.56       3.12%
ROME   Rome Bancorp, Inc. (MHC)                     131.51        30.80       28.50        2.30       8.07%
WFD    Westfield Financial Inc. (MHC)               247.75        23.55       24.06       (0.51)     -2.12%


       Comparable Average                           161.09        26.15       25.57        0.59       2.30%
       Comparable Median                            110.46        25.78       26.47       (0.70)     -2.63%


(continued)

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Price Multiple Changes
-----------------------------------------------------------------------------------------------------------------------------------
12/29/2003 11/28/2003            12/29/2003 11/28/2003            12/29/2003 11/28/2003
   Core       Core    Percentage    Book       Book    Percentage  Tangible  Tangible  Percentage 12/29/2003 11/28/2003 Percentage
  LTM EPS    LTM EPS    Change      Value     Value      Change    Bk Value   Bk Value    Change     Assets      Asset    Change
    (x)        (x)       (x)         (%)       (%)         (%)       (%)         (%)        (%)        (%)         (%)      %
-----------------------------------------------------------------------------------------------------------------------------------
   55.42      50.00     10.83%     103.02     101.32      1.68%     105.76     104.06      1.63%      15.53      15.04
   61.25      62.50     -2.00%      95.62      97.66     -2.08%      95.62      97.66     -2.08%      21.77      23.07    3.25%
   28.55      27.78      2.78%     110.44     109.77      0.61%     110.44     109.77      0.61%      23.36      23.11   -5.63%
   32.00      33.33     -3.99%     109.09     110.86     -1.60%     123.89     125.00     -0.89%      23.45      24.88    1.08%
   32.29      27.78     16.22%     121.85     112.99      7.84%     134.82     126.26      6.78%      31.82      27.70   -5.73%
   34.34      32.26      6.45%      96.87      95.33      1.62%     107.92     106.38      1.45%      14.37      13.97   14.88%
   48.01      43.48     10.43%     125.45     121.95      2.87%     125.45     121.95      2.87%      39.12      36.79    2.88%
   68.57      66.67      2.85%     104.47     105.49     -0.97%     104.47     105.49     -0.97%      26.67      27.16    6.33%
                                                                                                                         -1.82%


   45.05      42.98      4.84%     108.35     106.92      1.34%     113.55     112.07      1.32%      24.51      23.97    2.28%
   41.18      38.41      7.22%     106.78     107.63     -0.79%     109.18     108.08      1.02%      23.41      24.00   -2.49%

Recently, Partners Trust announced its second step conversion. If Partners Trust were excluded from the Comparable Group, the change in the pricing multiples would be:

                                                   12/29/2003   12/29/2003  11/28/2003
                                                     Market       Stock        Stock      Dollar    Percentage
                                                      Value       Price        Price      Change      Change
Ticker                 Short Name                     ($M)         ($)          ($)         ($)         (%)
---------------------------------------------------------------------------------------------------------------
       COMPARABLE GROUP

BCSB   BCSB Bankcorp, Inc. (MHC)                    108.56        18.48       17.85        0.63       3.53%
ALLB   Greater Delaware Valley Savings Bank (MHC)    96.36        28.00       30.00       (2.00)     -6.67%
GCBC   Greene County Bancorp Inc. (MHC)              68.30        33.44       33.06        0.38       1.15%
ONFC   Oneida Financial Corp. (MHC)                 112.36        22.75       24.44       (1.69)     -6.91%
PBHC   Pathfinder Bancorp, Inc. (MHC)                44.91        18.46       17.90        0.56       3.12%
ROME   Rome Bancorp, Inc. (MHC)                     131.51        30.80       28.50        2.30       8.07%
WFD    Westfield Financial Inc. (MHC)               247.75        23.55       24.06       (0.51)     -2.12%


       Comparable Average                           115.68        25.07       25.12       (0.05)     -0.19%
       Comparable Median                            108.56        23.55       24.44       (0.89)     -3.64%

(continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                       Price Multiple Changes
------------------------------------------------------------------------------------------------------------------------------------
12/29/2003 11/28/2003            12/29/2003 11/28/2003            12/29/2003 11/28/2003
   Core       Core    Percentage    Book       Book    Percentage Tangible   Tangible   Percentage 12/29/2003 11/28/2003 Percentage
  LTM EPS    LTM EPS    Change      Value     Value      Change    BkValue   Bk Value     Change     Assets     Assets     Change
    (x)        (x)       (x)         (%)       (%)         (%)      (%)         (%)         (%)        (%)       (%)         %
------------------------------------------------------------------------------------------------------------------------------------

  55.42      50.00     10.83%     103.02     101.32      1.68%     105.76     104.06       1.63%      15.53     15.04
  61.25      62.50     -2.00%      95.62      97.66     -2.08%      95.62      97.66      -2.08%      21.77     23.07      3.25%
  28.55      27.78      2.78%     110.44     109.77      0.61%     110.44     109.77       0.61%      23.36     23.11     -5.63%
  32.00      33.33     -3.99%     109.09     110.86     -1.60%     123.89     125.00      -0.89%      23.45     24.88      1.08%
  34.34      32.26      6.45%      96.87      95.33      1.62%     107.92     106.38       1.45%      14.37     13.97     -5.73%
  48.01      43.48     10.43%     125.45     121.95      2.87%     125.45     121.95       2.87%      39.12     36.79      2.88%
  68.57      66.67      2.85%     104.47     105.49     -0.97%     104.47     105.49      -0.97%      26.67     27.16      6.33%
                                                                                                                          -1.82%


  46.88      45.15      3.84%     106.42     106.05      0.35%     110.51     110.04       0.42%      23.47     23.43      0.15%
  48.01      43.48     10.43%     104.47     105.49     -0.97%     107.92     106.38       1.45%      23.36     23.11      1.08%

UPDATED VALUATION RANGE
-----------------------

Based upon the changes to the adjustment factors, the valuation range needs to be increased by 15%. Based upon the 15% increase the valuation range is:

---------------------------------------------------------------------------------------------
                                                        Total       Price per       Total
Conclusion                                              Shares         Share       Value
---------------------------------------------------------------------------------------------

Appraised Value - $196,226,090 at 45%                  8,830,174       $10       $88,301,740
Appraised Value - $230,854,220 at 45%                 10,388,440       $10      $103,884,400
Appraised Value - $265,482,350 at 45%                 11,946,706       $10      $119,467,060
Appraised Value - $305,304,700 at 45%                 13,738,712       $10      $137,387,120

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                                    Page 2.

Clifton Savings Bancorp
--------------------------------------------------------------------------------


FULLY CONVERTED MULTIPLE COMPARISON TO THE COMPARABLE GROUP
-----------------------------------------------------------

Based on the increased valuation range and the updated Comparable figures, the pricing multiples are as follows:


                                                 ---------------------------------------------------------
                                                                    Price Relative to
                                                 ---------------------------------------------------------
                                                  Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion                 38.46           38.46      84.32%           84.32%
----------------------------------------------------------------------------------------------------------
Comparable Group Median                                42.58           41.18     106.78%          109.18%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -9.67%          -6.60%     -21.03%          -22.77%
----------------------------------------------------------------------------------------------------------
                                                 ---------------------------------------------------------
                                                                    Price Relative to
                                                 ---------------------------------------------------------
                                                  Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion             50.00           50.00      90.17%           90.17%
----------------------------------------------------------------------------------------------------------
Comparable Group Median                                42.58           41.18     106.78%          109.18%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                    17.43%          21.43%     -15.56%          -17.41%
----------------------------------------------------------------------------------------------------------

If Partner's Trust were eliminated from the Comparable Group, the pricing multiples would look like:

                                                 ---------------------------------------------------------
                                                                    Price Relative to
                                                 ---------------------------------------------------------
                                                  Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion                 38.46           38.46      84.32%           84.32%
----------------------------------------------------------------------------------------------------------
Adjusted Comparable Group Median                       50.08           48.01     104.47%          107.92%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                   -23.21%         -19.90%     -19.29%          -21.87%
----------------------------------------------------------------------------------------------------------
                                                 ---------------------------------------------------------
                                                                    Price Relative to
                                                 ---------------------------------------------------------
                                                  Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion             50.00           50.00      90.17%           90.17%
----------------------------------------------------------------------------------------------------------
Adjusted Comparable Group Median                       50.08           48.01     104.47%          107.92%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -0.17%           4.13%     -13.69%          -16.45%
----------------------------------------------------------------------------------------------------------

MHC MULTIPLE COMPARISON TO THE COMPARABLE GROUP
-----------------------------------------------

Based on the increased valuation range and the updated Comparable figures, the pricing multiples are as follows:

                                                    ---------------------------------------------------------
                                                                       Price Relative to
                                                    ---------------------------------------------------------
                                                     Earnings    Core Earnings     Book      Tangible Book
-------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) MHC                                47.62           47.62     143.88%          143.88%
-------------------------------------------------------------------------------------------------------------
Unadjusted Comparable MHC Trading Median                  51.82           37.67     233.64%          273.14%
-------------------------------------------------------------------------------------------------------------
(Discount) Premium                                       -8.10%          26.41%     -38.42%          -47.32%
-------------------------------------------------------------------------------------------------------------
                                                    ---------------------------------------------------------
                                                                       Price Relative to
                                                    ---------------------------------------------------------
                                                     Earnings    Core Earnings     Book      Tangible Book
-------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) MHC                            62.50           62.50     162.07%          162.07%
-------------------------------------------------------------------------------------------------------------
Unadjusted Comparable MHC Trading Median                  51.82           37.67     233.64%          273.14%
-------------------------------------------------------------------------------------------------------------
(Discount) Premium                                       20.61%          65.91%     -30.63%          -40.66%
-------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                     Page 3.

Clifton Savings Bancorp
--------------------------------------------------------------------------------


If Partner's Trust were eliminated from the Comparable Group, the pricing multiples would look like:

                                                  --------------------------------------------------------
                                                                     Price Relative to
                                                  --------------------------------------------------------
                                                   Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at midpoint) MHC                              47.62           47.62     143.88%         143.88%
----------------------------------------------------------------------------------------------------------
Adjusted Comparable MHC Trading Median                  66.96           45.86     231.57%         269.87%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -28.88%           3.85%     -37.87%         -46.69%
----------------------------------------------------------------------------------------------------------
                                                  --------------------------------------------------------
                                                                     Price Relative to
                                                  --------------------------------------------------------
                                                   Earnings    Core Earnings     Book      Tangible Book
----------------------------------------------------------------------------------------------------------
The Bank (at the supermax) MHC                          62.50           62.50     162.07%         162.07%
----------------------------------------------------------------------------------------------------------
Adjusted Comparable MHC Trading Median                  66.96           45.86     231.57%         269.87%
----------------------------------------------------------------------------------------------------------
(Discount) Premium                                     -6.66%          36.30%     -30.01%         -39.95%
----------------------------------------------------------------------------------------------------------


CONCLUSION
----------

It is, therefore, FinPro's opinion that as of January 8, 2003, the estimated pro forma market value of the Bank in a full offering was $230,854,220 at the midpoint of a range with a minimum of $196,226,090 to a maximum of $265,482,350 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or super maximum value, in a full offering is $305,304,700.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 45.00% will equal 8,830,174 shares, 10,388,440 shares, 11,946,706 shares and 13,738,712 shares at the minimum, midpoint, maximum and super maximum, respectively.


Respectfully Submitted,



Dennis E. Gibney, CFA
Managing Director


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                                    Page 4.